EXHIBIT I

JOINT FILING AGREEMENT

This will confirm the agreement by and among the undersigned that the Schedule 13D filed with the Securities and Exchange Commission on or about the date hereof with respect to the beneficial ownership by the undersigned of the Common Shares of no par value of GameSquare Holdings, Inc., organized under the laws of British Columbia, is being filed and all amendments thereto will be filed, on behalf of each of the persons and entities named below in accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Dated: April 20, 2023

Travis Goff

By:	/s/ Travis Goff
Name: Travis Goff

John C. Goff

By:	/s/ John C. Goff
Name: John C. Goff

JCG 2016 Holdings, LP By: its General Partner, JCG 2016 Management LLC

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer

Goff Family Investments, LP By: its General Partner, Goff Capital, Inc.

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer

Goff Capital, Inc.

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer

John C. Goff 2010 Family Trust

By:	/s/ John C. Goff
Name: John C. Goff
Title: Sole Trustee

Goff NextGen Holdings, LLC By: its Managing Member, JCG 2016 Holdings, LP By: its General Partner, JCG 2016 Management, LLC

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer

JCG 2016 Management, LLC

By:	/s/ John C. Goff
Name: John C. Goff
Title: Chief Executive Officer